EXHIBIT (8)(r)(2)

AMENDMENT No. 8 TO PARTICIPATION AGREEMENT (FIDELITY)

AMENDMENT NO. 8 TO PARTICIPATION AGREEMENT

THIS AMENDMENT, made and entered into as of the 1st day of May, 2013 by and among TRANSAMERICA LIFE INSURANCE COMPANY, (the “Company”), on its own behalf an on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be revised from time to time (the “Account”); and FIDELITY DISTRIBUTORS CORPORATION (the “Underwriter”); and each of VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III, VARIABLE INSURANCE PRODUCTS FUND IV and VARIABLE INSURANCE PRODUCTS FUND V (the “Fund”).

WHEREAS, the parties desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	The existing 2nd Whereas clause of the Agreement is hereby deleted in its entirety and replaced with the following:

WHEREAS, the beneficial interest in each Fund is divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as may be revised or supplemented from time to time with notice to all parties hereto (each such series hereinafter referred to as a “Portfolio”); and

2.	A new paragraph, numbered consecutively, is added to ARTICLE II. Representations and Warranties, as follows:

2.12.     Fund and Underwriter each agree to promptly notify the Company when any underlying fund becomes a commodity pool as defined under the Commodities Exchange Act (“CEA”), and Fund Manager is required to register with the Commodity Futures Trading Commission (“CFTC”) as a commodity pool operator (“CPO”) with respect to any underlying fund. Until such notification is provided to the Company, Fund and Underwriter represents and warrants that it is not a CPO and not required to register as a CPO with respect to any underlying fund. Fund and Underwriter each represent and warrant that it will at all times comply in all material respects with the CEA and CFTC rules and regulations to the extent required in connection with the operations of the Fund and the underlying funds.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: May 1, 2013 TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/ John Mallett
Name:	John Mallett
Title:	Vice President
Date:	5-28-13
VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III, and VARIABLE INSURANCE PRODUCTS FUND V

By:	/s/ Joseph Zambello
Name:	Joseph Zambello
Title:	Deputy Treasurer
Date:	6/18/13

FIDELITY DISTRIBUTORS CORPORATION

By:	/s/ Robert Bachman
Name:	Robert Bachman
Title:	EVP
Date:	06/10/13

Schedule A

Separate Accounts and Associated Contracts

Revised May 1, 2013

Products	Accounts
Fidelity Income Plus	Fidelity Variable Annuity Account

Transamerica Variable Annuity Series

Partners Variable Annuity Series

MEMBERS® Variable Annuity Series

Transamerica AxiomSMII

Transamerica Advisor EliteSM II

Transamerica LandmarkSMVariable Annuity

Transamerica FreedomSM Variable Annuity

Transamerica ExtraSM Variable Annuity

Transamerica Advisor EliteSM Variable Annuity

Transamerica AxiomSM Variable Annuity

Transamerica LibertySM Variable Annuity

MEMBERS® LandmarkSM Variable Annuity

MEMBERS® FreedomSM Variable Annuity

MEMBERS® ExtraSM Variable Annuity

MEMBERS® LibertySM Variable Annuity

Separate Account VA B
Retirement Income BuilderSM Variable Annuity Immediate Income BuilderSM Portfolio SelectSM Variable Annuity Retirement Income BuilderSM II Variable Annuity	Retirement Builder Variable Annuity Account
Transamerica Access Variable Annuity	Separate Account VA D
Privilege Select Variable Annuity	Separate Account VA E
Premier Asset Builder Variable Annuity	Separate Account VA F
Immediate Income BuilderSM II	Separate Account VA J
Retirement Income BuilderSM IV	Separate Account VA K
Transamerica Opportunity Builder Variable Annuity Transamerica TraditionsSM Variable Annuity	Separate Account VA P
Advantage V	PFL Corporate Account One
PFL Variable Universal Life Policy	PFL Variable Life Account A
Legacy Builder Plus Variable Universal Life Policy	Separate Account VUL A
Advantage X Variable Adjustable Life Insurance Policy	Transamerica Corporate Separate Account Sixteen

Advantage R3 Variable Adjustable Life Insurance Policy	Transamerica Separate Account R3
Transamerica PrincipiumSM	Separate Account VA R
Advantage VI Variable Adjustable Group Life Insurance Policy	PFL Corporate Account One
TransMark Optimum Choice® Variable Annuity	Separate Account VA – 8
Transamerica Elite	Separate Account VUL-3
TransSurvivor	Separate Account VUL-4
TransUltra	Separate Account VUL-5
TransAccumulator VUL TransAccumulator VUL II	Separate Account VUL-6
Variable Protector	Variable Life Account A

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